Exhibit 99.1

      THE COLONEL'S INTERNATIONAL, INC.


      PRESS RELEASE
      FOR IMMEDIATE RELEASE

      OWOSSO, MICHIGAN -- January 26, 2001 -- On October 2, 2000, The Colonel's International, Inc. (NASDAQ: COLO) (the "Company") announced a spin-off of the Company's sports and leisure businesses, as an independent company to the Company's shareholders, with an anticipated record date of February 2, 2001 (the "Spin-Off"). The Company is currently analyzing the Spin-Off. If consummated, the record date of the Spin-Off would be subsequent to February 2, 2001, although at this time there can be no assurance that the Spin-Off will be consummated.

      The Company, through its subsidiaries, is engaged in the manufacture and sale of bedliners and other truck accessories and the ownership and operation of a multi-purpose motor sports facility located near Brainerd, Minnesota.

      Certain statements included in this press release are "forward-looking" statements. Such forward-looking statements involve uncertainties that could significantly affect results in the future. Current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

      For further information, contact Greg Strzynski, Chief Financial Officer, at (517) 725-8354.